UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
  ----------------------------------------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GTECH Holdings Corporation
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                05-0450121
---------------------------------    -----------------------------------------
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

           55 Technology Way
           West Greenwich, RI                            02817
  ------------------------------------                -----------
(Address of Principal Executive offices)               (Zip Code)


          GTECH Holdings Corporation 2004 Employee Stock Purchase Plan
      --------------------------------------------------------------------
                            (Full title of the plan)

                            Marc A. Crisafulli, Esq.
                    Senior Vice President and General Counsel
                           GTECH Holdings Corporation
                             55 Technology Way 02817
              -----------------------------------------------------
                     (Name and address of agent for service)

                                 with a copy to:

                            Brendan J. Radigan, Esq.
                              Edwards & Angell, LLP
                              2800 Financial Plaza
                              Providence, RI 02903

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


----------------------    ---------------------    ---------------------    -------------------------    -------------------
Title of Securities       Amount to be             Proposed maximum         Proposed maximum             Amount of
to be registered          registered (1)           offering price per       aggregate offering           registration fee
                                                   share (2)                price (2)
----------------------    ---------------------    ---------------------    -------------------------    -------------------

Common Stock, $.01        650,000 shares           $25.41                   $16,516,500                  $2,092.64
par value per share


(1) Represents 650,000 shares under the 2004 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares as may become issuable under the 2004 Employee Stock Purchase Plan in connection with share splits, share dividends or similar transactions.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices for shares of the Registrant on the New York Stock Exchange on December 3, 2004.



--------------------------------------------------------------------------------

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by GTECH Holdings Corporation, a Delaware corporation (the "Company" or Registrant"), relating to 650,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), issuable to eligible persons under the GTECH Holdings Corporation 2004 Employee Stock Purchase Plan.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

         The following documents, which the Registrant has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K filed with the Commission on May 12, 2004;

(2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended May 29, 2004 filed with the Commission on July 2, 2004, and for the fiscal quarter ended August 28, 2004 filed with the Commission on October 6, 2004, and Amendment No. 1 to Quarterly Report for the fiscal quarter ended August 28, 2004 filed with the Commission on November 15, 2004;

(3) The Registrant's Current Reports on Form 8-K, filed with the Commission on April 15, 2004, June 22, 2004, July 1, 2004, July 29, 2004,
         September 21, 2004, October 29, 2004, November 16, 2004, November 17, 2004, and November 22, 2004; and

 (4) The description of the Registrant's Common Stock contained in the Registrant's amended registration statement on Form S-4/A filed under
         Section 12 of the Exchange Act on August 6, 2003, including any amendments or reports filed for the purpose of updating such description.

         All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15 (d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.  Description of Securities.

         Not applicable.



Item 5.  Interests of Named Experts and Counsel.

        Not applicable.



Item 6.  Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Certificate of Incorporation, as amended, contains such a limitation on the personal liability of directors.

        Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        The Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the full extent permitted under Delaware law and as more particularly detailed in the Bylaws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise (each, a "Related Entity"), provided however, that (i) the Company shall not be obligated to indemnify an officer or director with respect to any Related Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person does not actually become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or one of several specified officers of the Company (except, in certain circumstances, in respect of expenses incurred in connection with service, or preparation for service, as a witness, which expenses shall be indemnified),
(ii) the Company shall not be obligated to indemnify against any amount paid in settlement unless the Company has consented to such settlement, and (iii) no person shall be entitled as a matter of right to indemnification against expenses incurred in connection with any action or suit commenced by such person. The Bylaws further provide that any indemnification to be provided to an officer or director shall be made by the Company only upon a determination (to be made by: (i) a majority vote of the directors not party to the relevant action, suit or proceeding, (ii) a committee of such directors designated by a majority vote of such directors, (iii) if there are no such directors, of if the directors so direct, by independent counsel in a written opinion, or (iv) by the stockholders entitled to vote thereon that such indemnification is proper in the circumstances because such individual has met the applicable standard of conduct. Expenses (including attorneys' fees and disbursements) actually and reasonably incurred by officers and directors in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such matter upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company in respect of such expense.

        Certain of the directors and officers of the Company are parties to indemnification agreements with the Company providing for indemnification for liabilities (including legal fees and other expenses) incurred in any legal proceedings in connection with their present or past status as directors or officers of the Company.

        The Company maintains directors' and officers' liability insurance.

        The Company's 1997 Stock Option Plan, 1998 Non-Employee Directors' Stock Election Plan, 1999 Non-Employee Directors' Stock Option Plan, 2000 Omnibus Stock Option and Long-Term Incentive Plan, and 2002 Omnibus Stock Option and Long-Term Incentive Plan (collectively the "Plans") provide that each person who is or shall have been a director shall be indemnified and held harmless to the fullest extent permissible by Delaware law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action taken or failure to act under the Plans.



Item 7.  Exemption From Registration Claimed.

         Not applicable.



Item 8.  Exhibits.

Exhibit
Number         Description of Exhibit
----------     ----------------------------

4 GTECH Holdings Corporation 2004 Employee Stock Purchase Plan (incorporated by reference to Registrant's Proxy Statement filed on June 25, 2004.)

5              Opinion of Edwards & Angell, LLP, counsel to Registrant.

23.1           Consent  of Ernst & Young,  LLP  (Independent  Registered  Public
               Accounting Firm)

23.2           Consent of Edwards & Angell, LLP (included in Exhibit 5)

24             Power  of  Attorney   (included  on   signature   pages  to  this
               Registration Statement)



Item 9.  Undertakings.

          (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        Signatures and powers of attorney

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the Town of West Greenwich, State of Rhode Island on December 8, 2004.

                                 GTECH HOLDINGS CORPORATION



                                 By  /s/ W. Bruce Turner
                                     -------------------------------------------
                                         W. Bruce Turner
                                         President and Chief Executive Officer




         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Bruce Turner and Jaymin B. Patel, or either of them acting alone, his true and lawful attorney-in-fact and agent with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                         Date


/s/ W. Bruce Turner                  President and Chief Executive           December 8, 2004
---------------------------------    Officer and Director
    W. Bruce Turner


/s/ Jaymin B. Patel                  Senior Vice President and               December 8, 2004
---------------------------------    Chief Financial Officer
    Jaymin B. Patel



/s/ Robert J. Plourde                Vice President and Corporate            December 8, 2004
---------------------------------    Controller (Principal Accounting
    Robert J. Plourde                Officer)



/s/ Robert M. Dewey, Jr.             Chairman of the Board and Director      December 8, 2004
---------------------------------
    Robert M. Dewey, Jr.


/s/ Christine M. Cournoyer           Director                                December 8, 2004
---------------------------------
    Christine M. Cournoyer


/s/ Burnett W. Donoho                Director                                December 8, 2004
---------------------------------
    Burnett W. Donoho


/s/ Sir Jeremy Hanley                Director                                December 8, 2004
---------------------------------
    The Rt. Hon. Sir Jeremy
    Hanley, KCMG


/s/ Philip R. Lochner, Jr.           Director                                December 8, 200
---------------------------------
    Philip R. Lochner, Jr. 4


/s/ James F. McCann                  Director                                December 8, 2004
---------------------------------
    James F. McCann


/s/ Anthony Ruys                     Director                                December 8, 2004
---------------------------------
    Anthony Ruys


                                INDEX TO EXHIBITS

Exhibit
Number               Description of Exhibit
----------           ----------------------------

5                    Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1                 Consent of Ernst & Young LLP (Independent Registered Public
                     Accounting Firm)

23.2                 Consent of Edwards & Angell, LLP (included in Exhibit 5)

24 Power of Attorney (included on signature pages to this Registration Statement)